EXHIBIT 23.1

PRICEWATERHOUSECOOPERS	PricewaterhouseCoopers LLP
2020 Main Street
Suite 400
P.O. Box 19630
Irvine, CA 92623-9636
Telephone (949)437-5200
Facsimile (949)437-5300

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 2004 relating to the financial statements and financial statement schedule of CardioGenesis Corporation, which appears in CardioGenesis Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

January 13, 2005